UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2026

Longevity Health Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40228	86-1645738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2403 Sidney Street, Suite 300
Pittsburgh, Pennsylvania		15203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 894-8248

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2026, Longevity Health Holdings, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) with International Capital Partners LLC, a Florida limited liability company (the “Purchaser”), pursuant to which the Company has agreed to sell, and the Purchaser has agreed to purchase, in a private placement (the “Offering”) 689,656 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $0.29 per Share for an aggregate purchase price of approximately $200,000. The closing of the Offering (the “Closing”) occurred on March 16, 2026 (the “Closing Date”). In connection with the Offering, Janakiram Ajjarapu was appointed by the Company’s Board of Directors (the “Board”) as Chairman of the Board and the Company’s Chief Executive Officer effective as of the Closing Date. Mr. Ajjarapu is the managing member of, and holds a direct minority membership interest in, the Purchaser and serves as the trustee of a family trust that holds the remaining outstanding membership interests in the Purchaser. The Company intends to use the proceeds of the Offering for working capital and other general corporate purposes.

The Stock Purchase Agreement includes customary representations, warranties, and covenants from the Company and the Purchaser. Pursuant to the Stock Purchase Agreement, the Company agreed to indemnify the Purchaser and its affiliates (each, an “Indemnified Party”) from and against all claims, damages, losses and expenses (including fees and disbursements of counsel) incurred by an Indemnified Party arising out of the Stock Purchase Agreement, except to the extent such claim, damages, loss or expense resulted from such Indemnified Party’s bad faith, actual fraud, gross negligence or willful misconduct. In addition, notwithstanding anything to the contrary in the Stock Purchase Agreement, an Indemnified Party shall be entitled to no indemnification by the Company for any claim, damage, loss, liability or expense incurred by or asserted or awarded against such Indemnified Party for (i) any violation of law by such Indemnified Party or (ii) to the extent that a claim, damage, loss, liability or expense is directly attributable to the Purchaser’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser in the Stock Purchase Agreement as determined by a court of competent jurisdiction in a final, unappealable judgment. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of such Stock Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Stock Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

In addition, pursuant to the Stock Purchase Agreement, the Company is required to file as soon as practicable, but no later than the 60th calendar day after the Closing Date (the “Filing Deadline”), a registration statement (the “Resale Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of all Shares sold to the Purchaser in the Offering, and to use its best efforts to cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable, but no later than the earlier of the 30thcalendar day after the Filing Deadline and the 5th business day after the date the Company is notified by the SEC that such Resale Registration Statement will not be reviewed and will not be subject to further review.

The Company offered and sold the Shares in the Offering in reliance on the exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(c) of Regulation D promulgated thereunder, and applicable state securities laws. The Purchaser represented that the Purchaser was an accredited investor within the meaning of Rule 501(a) of Regulation D and was acquiring the Shares for investment only and with no present intention of distributing any Shares or any arrangement or understanding regarding the distribution thereof. The Shares were offered in the Offering without any general solicitation by the Company or its representatives.

The foregoing summary of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the Shares in the Offering was not registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Rajiv S. Shukla

Effective as of the Closing Date, Rajiv S. Shukla stepped down from his positions as the Chief Executive Officer of the Company, a Class III director of the Company and the Chairman of the Board. The cessation of Mr. Shukla’s service with the Company was the result of a mutual agreement between Mr. Shukla and the Company related to the Company’s strategic objectives and not due to any disagreement between the Company and Mr. Shukla regarding the Company’s operations, policies, or practices.

On March 13, 2026, the Company and Mr. Shukla entered into a Separation and Release of Claims Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, subject to Mr. Shukla executing, and not revoking, a general release of claims set forth in the Separation Agreement, and ongoing compliance with the restrictive covenants applicable to him, the Company will provide Mr. Shukla with severance payments set forth in the Separation Agreement, including: (i) monthly payments of $30,000 for a period of 12 months (the “Severance Period”), provided that the Severance Period shall be extended to 18 months in the event that, within three months following the effective date of the Separation Agreement, the Company consummates a transaction or transactions resulting in any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; and (ii) a one-time, lump sum cash payment in satisfaction of Mr. Shukla’s accrued and unpaid bonus in the amount of $480,000 upon the closing of a capital raise of at least $1 million. Any vested or unvested stock options or other equity awards held by Mr. Shukla, including those awarded under the Company’s 2023 Long-Term Incentive Plan, and any rights to future equity awards granted under Mr. Shukla’s Amended and Restated Executive Employment Agreement, dated July 30, 2024, shall be forfeited upon the cessation of Mr. Shukla’s employment with the Company. Mr. Shukla has agreed that, during the Severance Period, he will provide occasional assistance to the Company as reasonably requested, including making periodic introductions to his financial and commercial contacts in his sole and absolute discretion and leveraging his expertise and institutional knowledge for the benefit of the Company. Mr. Shukla may revoke his acceptance of the terms of the Separation Agreement for a period of seven days following his execution of the Separation Agreement. None of the severance payments or benefits will be paid or implemented until the seven-day revocation period has expired.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Appointment of Janakiram Ajjarapu

Effective as of the Closing Date, the Board appointed Janakiram Ajjarapu as the Chief Executive Officer of the Company, a Class III director of the Company and the Chairman of the Board. Mr. Ajjarapu was appointed to Class III of the Board to fill the vacancy created by Mr. Shukla stepping down from the Board. Mr. Ajjarapu will serve as a Class III director for an initial term expiring at the Company’s 2026 annual meeting of stockholders and until his successor has been elected and qualified or until his earlier death, resignation or removal.

Mr. Ajjarapu, age 57, has served as the Chief Executive Officer of RA Capital Funding LLC since January 2023, the Chief Executive Officer of STP Brokerage Inc. since March 2021, and the Chief Executive Officer of Especially Yours Inc. since July 2025. From March 2024 through October 2024, he also served as Chief Executive Officer of Ashley Stewart Inc. From July 1995 to December 2024, he was the President and Chief Executive Officer of Global Information Technology (GIT), a $50 million revenue company offering IT staff augmentation and consulting services to Fortune 100 companies. With extensive experience in technology, ethanol production, and business management, Mr. Ajjarapu has founded and co-founded multiple successful ventures. He holds a bachelor’s degree in Electronics and Communication Engineering from the Institute of Engineers (India) and an MBA from the University of South Florida.

In connection with his appointment, Mr. Ajjarapu executed the Company’s standard form of indemnity agreement and restrictive covenants agreement for officers.

As of the date of filing of this Current Report on Form 8-K, the Company has not entered into any material plan, contract or arrangement or made any grant or award, in each case, in connection with Mr. Ajjarapu’s appointment as the Company’s Chief Executive Officer. To the extent any such material plan, contract or arrangement is entered into by the Company, or any grant or award made by the Company, in each case, in connection with Mr. Ajjarapu’s appointment as Chief Executive Officer, the Company will file an amendment to this Current Report on Form 8-K within four business days after such event to include the information required by Item 5.02(c)(3) of Form 8-K. Mr. Ajjarapu will receive no compensation for his service as a director of the Company or Chairman of the Board apart from his compensation as Chief Executive Officer of the Company.

Other than as set forth in the Stock Purchase Agreement, there were no arrangements or understandings between Mr. Ajjarapu and any person pursuant to which he was selected as Chief Executive Officer or as a director of the Company. Other than the Offering, the Company is not aware of any transaction in which Mr. Ajjarapu has an interest requiring disclosure under Item 404(a) of Regulation

S-K under the Exchange Act. There are also no family relationships between Mr. Ajjarapu and any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 17, 2026, the Company issued a press release announcing the Offering and the appointment of Janakiram Ajjarapu as the Chief Executive Officer of the Company, a Class III director and the Chairman of the Board. A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Common Stock Purchase Agreement, dated March 13, 2026, by and between Longevity Health Holdings, Inc. and International Capital Partners LLC
10.2	Separation Agreement, dated March 13, 2026, by and between Longevity Health Holdings, Inc. and Rajiv Shukla
99.1	Press Release, dated March 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVITY HEALTH HOLDINGS, INC.

Dated: March 17, 2026	By:	/s/ Bryan Cassaday
Bryan Cassaday
Chief Financial Officer